                                                                    Exhibit 99.1






                                 ONTARGET, INC.



                             1999 STOCK AWARD PLAN

                               TABLE OF CONTENTS
                               -----------------


ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION................................   1
1.1  Establishment of the Plan..................................................   1
1.2  Purpose of the Plan........................................................   1
1.3  Duration of the Plan.......................................................   1
ARTICLE 2.  DEFINITIONS.........................................................   1
ARTICLE 3.  ADMINISTRATION......................................................   4
3.1  The Committee..............................................................   4
3.2  Authority of the Committee.................................................   5
3.3  Decisions Binding..........................................................   5
ARTICLE 4.  SHARES SUBJECT TO THE PLAN..........................................   5
4.1  Number of Shares...........................................................   5
4.2  Lapsed Awards..............................................................   6
4.3  Adjustments In Authorized Shares...........................................   6
ARTICLE 5.  ELIGIBILITY AND PARTICIPATION.......................................   6
ARTICLE 6.  STOCK OPTIONS.......................................................   6
6.1  Grant of Options...........................................................   6
6.2  Agreement..................................................................   7
6.3  Option Price...............................................................   7
6.4  Duration of Options........................................................   7
6.5  Exercise of Options........................................................   7
6.6  Payment....................................................................   7
6.7  Limited Transferability....................................................   8
6.8  Shareholder Rights.........................................................   8
ARTICLE 7.  STOCK APPRECIATION RIGHTS...........................................   8
7.1  Grants of SARs.............................................................   8
7.2  Duration of SARs...........................................................   8
7.3  Exercise of SAR............................................................   9
7.4  Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR..   9
7.5  Nontransferability.........................................................   9
7.6  Shareholder Rights.........................................................   9
ARTICLE 8.  RESTRICTED STOCK; STOCK AWARDS......................................   9
8.1  Grants.....................................................................   9
8.2  Restricted Period; Lapse of Restrictions...................................   9
8.3  Rights of Holder; Limitations Thereon......................................  10
8.4  Delivery of Unrestricted Shares............................................  11
8.5  Nonassignability of Restricted Stock.......................................  11
ARTICLE 9.  PERFORMANCE SHARE AWARDS............................................  11
9.1  Award......................................................................  11
9.2  Earning the Award..........................................................  11
9.3  Payment....................................................................  12
9.4  Shareholder Rights.........................................................  12
ARTICLE 10.  BENEFICIARY DESIGNATION............................................  12
ARTICLE 11.  DEFERRALS..........................................................  13

                                       i.

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

ARTICLE 12.  RIGHTS OF EMPLOYEES......................  13
12.1  Employment......................................  13
12.2  Participation...................................  13
ARTICLE 13.  CHANGE IN CONTROL........................  13
13.1  Definition......................................  13
13.2  Limitation on Awards............................  14
ARTICLE 14.  AMENDMENT, MODIFICATION AND TERMINATION..  14
14.1  Amendment, Modification and Termination.........  14
14.2  Awards Previously Granted.......................  14
14.3  Compliance With Code Section 162(m).............  15
ARTICLE 15.  WITHHOLDING..............................  15
15.1  Tax Withholding.................................  15
15.2  Share Withholding...............................  15
ARTICLE 16.  INDEMNIFICATION..........................  15
ARTICLE 17.  SUCCESSORS...............................  15
ARTICLE 18.  LEGAL CONSTRUCTION.......................  16
18.1  Gender and Number...............................  16
18.2  Severability....................................  16
18.3  Requirements of Law.............................  16
18.4  Regulatory Approvals and Listing................  16
18.5  Securities Law Compliance.......................  16
18.6  Governing Law...................................  16

                                      ii.

                                ONTARGET, INC.

                             1999 STOCK AWARD PLAN

ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

     1.1  Establishment of the Plan.  OnTarget, Inc., a Georgia corporation
          -------------------------
(hereinafter referred to as the "Company"), hereby establishes a stock option and incentive award plan known as the "OnTarget, Inc. 1999 Stock Award Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Awards, Performance Share Awards and Stock Appreciation Rights.

     The Plan shall become effective on the date it is approved by the Board of Directors (the "Effective Date"), subject to approval of the Plan by the Company's shareholders within the 12-month period immediately thereafter, and shall remain in effect as provided in Section 1.3.

     1.2  Purpose of the Plan.  The purpose of the Plan is to secure for the
          -------------------
Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by employees, directors, and consultants or other persons who perform services for the Company, who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Company by linking the personal interests of Participants (as defined below) to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.

     1.3  Duration of the Plan.  The Plan shall commence on the Effective Date,
          --------------------
and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until the day prior to the tenth (10th) anniversary of the Effective Date.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     (a)  "Agreement" means an agreement entered into by each Participant and
           ---------
          the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

     (b)  "Award" means, individually or collectively, a grant under this Plan
           -----
          of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Awards, Performance Share Awards or Stock Appreciation Rights.

     (c)  "Beneficial Owner" or "Beneficial Ownership" shall have the meaning
           ----------------      --------------------
          ascribed to such term in Rule 13d-3 of the Exchange Act.

     (d)  "Board" or "Board of Directors" means the Board of Directors of the
           -----      ------------------
          Company.

                                       1.

     (e)  "Cause" means:  (i) willful misconduct on the part of a Participant
           -----
          that is materially detrimental to the Company; or (ii) the conviction of a Participant for the commission of a felony. The existence of "Cause" under either (i) or (ii) shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," and/or provides a means of determining whether "Cause" exists, such definition of "Cause" and means of determining its existence shall supersede this provision.

     (f)  "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
          to time, or any successor act thereto.

     (g)  "Committee" means the committee appointed to administer the Plan with
           ---------
          respect to grants of Awards, as specified in Article 3, and to perform the functions set forth therein.

     (h)  "Common Stock" means the common stock of the Company, par value $.01
           ------------
          per share.

     (i)  "Company" means OnTarget, Inc., a Georgia corporation, or any
           -------
          successor thereto as provided in Article 17.

     (j)  "Corresponding SAR" means an SAR that is granted in relation to a
           -----------------
          particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

     (k)  "Director" means any individual who is a member of the Board of
           --------
          Directors of the Company.

     (l)  "Disability" shall have the meaning ascribed to such term in the
           ----------
          Company's long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

     (m)  "Employee" means any employee of the Company or the Company's
           --------
          Subsidiaries. Directors who are not otherwise employed by the Company or the Company's Subsidiaries are not considered Employees under this Plan.

     (n)  "Effective Date" shall have the meaning ascribed to such term in
           --------------
          Section 1.1.

     (o)  "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
          from time to time, or any successor act thereto.

     (p)  "Fair Market Value" shall be determined as follows:
           -----------------

          (i) If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The Nasdaq Stock Market ("Nasdaq") and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then

                                       2.

                 be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

          (ii) If, on the relevant date, the Shares are not listed on any securities exchange or traded on Nasdaq, but nevertheless are publicly traded and reported on Nasdaq without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

          (iii) If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.

     (q)  "Incentive Stock Option" or "ISO" means an option to purchase Shares
           -------------------------------
          granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     (r)  "Initial Value" means, with respect to a Corresponding SAR, the Option
           -------------
          Price per share of the related Option, and with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

     (s)  "Insider" shall mean an Employee who is, on the relevant date, an
           -------
          officer or a director, or a ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as "officer" and "director" are defined under Section 16 of the Exchange Act.

     (t)  "Named Executive Officer" means a Participant who, as of the date of
           -----------------------
          vesting and/or payout of an Award is one of the group of "covered employees," as defined in the regulations promulgated under Code
          Section 162(m), or any successor statute.

     (u)  "Nonqualified Stock Option" or "NQSO" means an option to purchase
           -----------------------------------
          Shares granted under Article 6, and which is not intended to meet the requirements of Code Section 422.

     (v)  "Option" means an Incentive Stock Option or a Nonqualified Stock
           ------
          Option.

     (w)  "Option Price" means the price at which a Share may be purchased by a
           ------------
          Participant pursuant to an Option, as determined by the Committee.

     (x)  "Participant" means an Employee, a Director, a consultant or other
           -----------
          person who performs services for the Company or a Subsidiary, who has been determined by the Committee to contribute significantly to the profits or growth of the Company and who has been granted an Award under the Plan which is outstanding.

                                       3.

     (y)  "Performance Share Award" means an Award, which, in accordance with
           -----------------------
          and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant's death, to receive cash, Common Stock or a combination thereof.

     (z)  "Person" shall have the meaning ascribed to such term in Section
           ------
          3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     (aa) "Retirement" shall mean retiring from employment with the Company or
           ----------
          any Subsidiary on or after attaining age 65.

     (bb) "Restricted Stock" means an Award of Common Stock granted in
           ----------------
          accordance with the terms of Article 8 and the other provisions of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

     (cc) "SAR" means a stock appreciation right that entitles the holder to
           ---
          receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such specification, the holder shall be entitled to receive in cash, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

     (dd) "Shares" means the shares of Common Stock of the Company (including
           ------
          any new, additional or different stock or securities resulting from the changes described in Section 4.3).

     (ee) "Stock Award" means a grant of Shares under Article 8 that is not
           -----------
          generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Employee.

     (ff) "Subsidiary" means any company during any period in which it is a
           ----------
          "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

ARTICLE 3.  ADMINISTRATION

     3.1  The Committee.  The Plan shall be administered by the Board of
          -------------
Directors or by the Compensation Committee of the Board, or by any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

                                       4.

     3.2  Authority of the Committee.  Subject to the provisions of the Plan,
          --------------------------
the Committee shall have full power to select the Employees, Directors, consultants and other persons who perform services for the Company or a Subsidiary, who are responsible for the future growth and success of the Company who shall participate in the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option or SAR, restrictions on transferability and vesting provisions on Restricted Stock or Performance Share Awards and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option or SAR may be exercised and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Company. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee's opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Company.

     3.3  Decisions Binding.  All determinations and decisions made by the
          -----------------
Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Employees, Participants and their estates and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

     4.1  Number of Shares.  Subject to adjustment as provided in Section 4.3,
          ----------------
the total number of Shares available for grant of Awards under the Plan shall be equal to ten percent (10%) of the total issued and outstanding Shares as of the date any Award is granted, including for purposes of such calculation the number of Shares into which other securities or instruments (e.g., convertible preferred stock or convertible debentures, but not outstanding options to acquire stock) issued by the Company are currently convertible; provided, however, if the total number of issued and outstanding Shares decreases for any reason, such decrease shall not invalidate any prior grant of an Award. The maximum number of Shares available for grant as ISOs under the Plan shall equal an aggregate of one million two hundred fifty thousand (1,250,000) Shares. The Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise. The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

          (a) The grant of an Option, SAR, Stock Award, Restricted Stock Award or Performance Share Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

          (b) While an Option, SAR, Stock Award, Restricted Stock Award or Performance Share Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

                                       5.

          4.2  Lapsed Awards.  If any Award granted under this Plan is canceled,
               -------------
terminates, expires or lapses for any reason, or if Shares are withheld in payment of the Option Price or for withholding taxes, any Shares subject to such Award or that are withheld shall again be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

          4.3  Adjustments In Authorized Shares.  In the event of any change in
               --------------------------------
corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     Any key Employee of the Company or any Subsidiary, including any such Employee who is also a director of the Company or any Subsidiary, any non-employee Director, and any consultant or other person who performs services for the Company or a Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan. In determining the individuals to whom such an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Company or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

ARTICLE 6.  STOCK OPTIONS

          6.1  Grant of Options.  Subject to the terms and provisions of the
               ----------------
Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. An Option may be granted with or without a Corresponding SAR. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

                                       6.

     6.2  Agreement.  Each Option grant shall be evidenced by an Agreement
          ---------
that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. If the Option is granted in connection with a Corresponding SAR, the Agreement shall also specify the terms that apply to the exercise of the Option and Corresponding SAR.

     6.3  Option Price.  The Option Price for each grant of an ISO shall not
          ------------
be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Option Price for each grant of a NQSO shall be established by the Committee and, in its discretion, may be less than the Fair Market Value of a Share on the date the Option is granted.

     6.4  Duration of Options.  Each Option shall expire at such time as
          -------------------
the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its grant.

     6.5  Exercise of Options.  Options granted under the Plan shall be
          -------------------
exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of the Participant with the Company or any Subsidiary, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company. Except as otherwise provided in the Agreement and
Article 13, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The exercise or partial exercise of either an Option or its Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or Corresponding SAR is exercised.

     6.6  Payment.  Options shall be exercised by the delivery of a written
          -------
notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.

     6.7  Limited Transferability.  If permitted by the Committee in the
          -----------------------
Agreement, a Participant may transfer an Option granted hereunder, including, but not limited to, transfers to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, if (i) the Participant does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, and (iii) the Participant is an Insider, such transfer is permitted under Rule 16b-3 of the Exchange Act as in effect from time to time. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. For purposes hereof, "Immediate Family" shall mean the Participant and the Participant's spouse, children and grandchildren. Any Option that is granted pursuant to any Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant's lifetime only by the Participant.

     6.8  Shareholder Rights.  No Participant shall have any rights as a
          ------------------
shareholder with respect to Shares subject to his Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

     7.1  Grants of SARs.  The Committee shall designate Participants to whom
          --------------
SARs are granted, and will specify the number of Shares of Common Stock subject to each grant. An SAR may be granted with or without a related Option. All SARs granted under this Plan shall be subject to an Agreement in accordance with the terms of this Plan. A payment to the Participant upon the exercise of a Corresponding SAR may not be more than the difference between the Fair Market Value of the Shares subject to the ISO on the date of grant and the Fair Market Value of the Shares on the date of exercise of the Corresponding SAR.

     7.2  Duration of SARs.  The duration of an SAR shall be set forth in the
          ----------------
Agreement as determined by the Committee. An SAR that is granted as a Corresponding SAR shall have the same duration as the Option to which it relates. An SAR shall terminate due to the Participant's termination of employment at the same time as the date specified in Article 6 with respect to Options, regardless of whether the SAR was granted in connection with the grant of an Option.

     7.3  Exercise of SAR.  An SAR may be exercised in whole at any time or in
          ---------------
part from time to time and at such times and in compliance with such requirements as the Committee shall determine as set forth in the Agreement; provided, however, that a Corresponding SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value of the Shares exceeds the Option Price of the related ISO. An SAR granted under this Plan may be exercised with respect to any number of wholes shares less than the full number of shares for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or its Corresponding SAR is exercised.

     7.4  Determination of Payment of Cash and/or Common Stock Upon Exercise of
          ---------------------------------------------------------------------
SAR.  At the Committee's discretion, the amount payable as a result of the
---
exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR, but a cash payment shall be made in lieu thereof.

     7.5  Nontransferability.  Each SAR granted under the Plan shall be
          ------------------
nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to any lien, obligation or liability of such Participant. A Corresponding SAR shall be subject to the same restrictions on transfer as the ISO to which it relates. Notwithstanding the foregoing, if the Agreement so provides, a Participant may transfer an SAR (other than a Corresponding SAR that relates to an Incentive Stock Option) under the same rules and conditions as are set forth in Section 6.7.

     7.6  Shareholder Rights.  No Participant shall have any rights as a
          ------------------
shareholder with respect to Shares subject to an SAR until the issuance of Shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8.  RESTRICTED STOCK; STOCK AWARDS

     8.1  Grants.  The Committee may from time to time in its discretion grant
          ------
Restricted Stock and Stock Awards to Participants and may determine the number of Shares of Restricted Stock or Stock Awards to be granted. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Employee for such Shares or Restricted Stock. A grant of Restricted Stock may, in addition to other conditions, require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.

     8.2  Restricted Period; Lapse of Restrictions.  At the time a grant of
          ----------------------------------------
Restricted Stock is made, the Committee shall establish a period or periods of time (the "Restricted Period") applicable to such grant which, unless the Committee otherwise provides, shall not be less than one year. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include the following:

          (a) The death, Disability or Retirement of the Employee to whom Restricted Stock is granted, or

          (b)  The occurrence of a Change in Control (as defined in Section
               13.1).

The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.

          8.3  Rights of Holder; Limitations Thereon.  Upon a grant of
               -------------------------------------
Restricted Stock, a stock certificate (or certificates) representing the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant's name and shall be held in custody by the Company or a bank selected by the Committee for the Participant's account. Following such registration, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends, if and when declared by the Board of Directors, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, the following restrictions shall apply:

          (a) The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

          (b) None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

          (c) All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company, unless the Participant has remained an employee of (or non-Employee Director of or active consultant providing services to) the Company or any of its Subsidiaries, until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock.
               Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant and shall, in accordance with
               Section 4.2, again be available for grant under the Plan.  If the

               Participant paid any amount for the Shares of Restricted Stock that are forfeited, the Company shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.

     With respect to any Shares received as a result of adjustments under
Section 4.3 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this
Article 8.

     8.4  Delivery of Unrestricted Shares.  Upon the expiration or termination
          -------------------------------
of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 15 below.

     8.5  Nonassignability of Restricted Stock.  Unless the Committee provides
          ------------------------------------
otherwise in the Agreement, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock, or in any instrument evidencing any grant of Restricted Stock under the Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

ARTICLE 9.  PERFORMANCE SHARE AWARDS

     9.1  Award.  The Committee may designate Participants to whom Performance
          -----
Share Awards will be granted from time to time for no consideration and specify the number of shares of Common Stock covered by the Award.

     9.2  Earning the Award.  A Performance Share Award, or portion thereof,
          -----------------
will be earned, and the Participant will be entitled to receive Common Stock, a cash payment or a combination thereof, only upon the achievement by the Participant, the Company, or a Subsidiary of such performance objectives as the Committee, in its discretion, shall prescribe on the date of grant. To the extent required, the performance objectives applicable to Awards to Named Executive Officers intended to qualify under Code Section 162(m) shall be selected from among the following measures: return on equity or assets, earnings per share, total earnings, earnings growth, return on capital, profit before taxes, profit after taxes, economic value added and increase in Fair Market Value of the Shares. The determination as to whether such objectives have been achieved shall be made by the Committee, and such determination shall be conclusive; provided, however, that the period in which such performance is measured shall be at least one year.

     The Committee may in determining whether performance targets have been met adjust the Company's financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of financial results (either on a segment or consolidated basis); provided, that for purposes of determining the Performance Share Awards of Named Executive Officers, the Committee shall exclude unusual items whose exclusion has the effect of increasing income or earnings if such items constitute "extraordinary items" under generally accepted accounting principles or are significant unusual items. In addition, the Committee will adjust its calculations to exclude the effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.

     9.3  Payment.  In the discretion of the Committee, the amount payable
          -------
when a Performance Share Award is earned may be settled in cash, by the grant of Common Stock or a combination of cash and Common Stock. The aggregate Fair Market Value of the Common Stock received by the Participant pursuant to a Performance Share Award, together with any cash paid to the Participant, shall be equal to the aggregate Fair Market Value, on the date the Performance Shares are earned, of the number of Shares of Common Stock equal to each Performance Share earned. A fractional Share will not be deliverable when a Performance Share Award is earned, but a cash payment will be made in lieu thereof.

     9.4  Shareholder Rights.  No Participant shall have, as a result of
          ------------------
receiving a Performance Share Award, any rights as a shareholder until and to the extent that the Performance Shares are earned and Common Stock is transferred to such Participant. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of Shares of Common Stock covered by the Award between (a) the date that the Performance Shares are awarded and (b) the date that a transfer of Common Stock to the Participant, cash settlement, or combination thereof is made pursuant to the Performance Share Award. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share Award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After a Performance Share Award is earned and paid in Common Stock, a Participant will have all the rights of a shareholder with respect to the Common Stock so awarded.

ARTICLE 10.  BENEFICIARY DESIGNATION

     To the extent applicable, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.

ARTICLE 11.  DEFERRALS

     The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option, the vesting of Restricted Stock, or the earning of a Performance Share Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12.  RIGHTS OF EMPLOYEES

     12.1  Employment.  Nothing in the Plan shall interfere with or limit in
           ----------
any way the right of the Company or a Subsidiary to terminate any Participant's employment by, or performance of services for, the Company at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     12.2  Participation.  No Employee shall have the right to be selected to
           -------------
receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13.  CHANGE IN CONTROL

     13.1  Definition.  For purposes of the Plan, a "Change in Control" means
           ----------
any of the following events:

           (a) The acquisition (other than from the Company) by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this
                Section 13.1, Person shall not include any person who on the date hereof owns 10% or more of the Company's outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

           (b) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

           (c) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 13.1 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

     13.2  Limitation on Awards.  Notwithstanding any other provisions of the
           --------------------
Plan and unless provided otherwise in the Agreement, if the right to receive or benefit from any Award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company or a Subsidiary, would constitute a "parachute payment" (as defined in Section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 14.  AMENDMENT, MODIFICATION AND TERMINATION

     14.1  Amendment, Modification and Termination.  The Board may, at any
           ---------------------------------------
time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Company represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would (a) materially modify the eligibility requirements provided in Article 5; (b) increase the total number of Shares (except as provided in Section 4.3) which may be granted under the Plan; (c) extend the term of the Plan; or (d) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even if such shareholder approval is not expressly required by the Plan or by law.

     14.2  Awards Previously Granted.  No termination, amendment or
           -------------------------
modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall, with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding and grant replacement Awards therefor.

     14.3  Compliance With Code Section 162(m).  At all times when the
           -----------------------------------
Committee determines that compliance with Code Section 162(m) is required or desired, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may, subject to this Article 14, make any adjustments it deem appropriate.

ARTICLE 15.  WITHHOLDING

     15.1  Tax Withholding.  The Company shall have the power and the right to
           ---------------
deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.

     15.2  Share Withholding.  With respect to withholding required upon the
           -----------------
exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.

ARTICLE 16.  INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17.  SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 18.  LEGAL CONSTRUCTION

     18.1  Gender and Number.  Except where otherwise indicated by the
           -----------------
context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2  Severability.  If any provision of the Plan shall be held illegal
           ------------
or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3  Requirements of Law.  The granting of Awards and the issuance of
           -------------------
Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4  Regulatory Approvals and Listing.  The Company shall not be
           --------------------------------
required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or Nasdaq on which the Company's Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

     18.5  Securities Law Compliance.  With respect to Insiders, transactions
           -------------------------
under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.6  Governing Law.  To the extent not preempted by Federal law, the
           -------------
Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.


     AS APPROVED BY THE BOARD OF DIRECTORS OF ONTARGET, INC. ON APRIL ____,
1999.

                                       ONTARGET, INC.


                                       By:
                                          --------------------------------